Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Andrew C. Sagliocca, Vice Chairman, Chief Executive Officer and President of Esquire Financial Holdings, Inc., (the “Company”) and Michael Lacapria, Senior Vice President and Chief Financial Officer of the Company, each certify in his capacity as an officer of the Company that they have reviewed the quarterly report on Form 10-Q for the quarter ended June 30, 2026 (the “Report”) and that to the best of their knowledge:

1.    the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 10, 2026	/s/ Andrew C. Sagliocca
Andrew C. Sagliocca
Vice Chairman, Chief Executive Officer and President

Date: August 10, 2026	/s/ Michael Lacapria
Michael Lacapria
Senior Vice President and Chief Financial Officer

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Esquire Financial Holdings, Inc. and will be retained by Esquire Financial Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.